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Quanta Announces Board of Directors Appointment

HAMILTON, Bermuda—December 11, 2006—Quanta Capital Holdings Ltd. (NASDAQ: QNTA) announced today that it appointed Mark Bridges as a director following the resignation of W. Russell Ramsey as a director of the Company.

Mr. Bridges currently serves as the President of Rosemont Reinsurance Ltd., a specialty property and marine reinsurer that is currently in run-off.  He previously served in several capacities at Overseas Partners Ltd. including during its run-off phase.  Prior to his service at Overseas Partners Ltd. he was a partner and head of the reinsurance practice at KPMG Peat Marwick in Bermuda.

James J. Ritchie, the Company’s Chairman commented “I thank Russ Ramsey for his many contributions and as one of the founders of our Company and for his service on our board.  As we continue to execute the run-off plan during the coming years, we look forward to Mark Bridges’ contribution to our board.  We believe that his skills, particularly those pertaining to insurance companies in run-off are an excellent match to the Company’s current needs and I am confident that he will be very helpful in providing oversight and practical insight to Peter Johnson, our CEO, and his management team.  On behalf of the Board, I am pleased that he has agreed to join us.”

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd., is a Bermuda holding company, with interests in specialty insurance and reinsurance. It operates its Syndicate 4000 at Lloyd's in London and is actively running off its remaining business lines. The Company maintains offices in Bermuda, the United Kingdom, Ireland and the United States.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law, which reflect the Company's current views with respect to future events and financial performance. Statements which include the words "believes," "expects," "intends," "estimates," "projects," "predicts," "assumes," "anticipates," "plans," and "seeks" and comparable terms of a future or forward-looking nature identify forward-looking statements in form for purposes of the U.S. federal securities laws or otherwise. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These include, but are not limited to, the Company's ability to effectively implement and manage the run-off of its business lines; unfavorable claims experience related to the run-off of the Company's business lines; the ability of the Company to pay dividends to the holders of the series A preferred and common shares; the Company's analysis of its business lines and internal operations and identification of steps it should take to preserve shareholder value; the

Company's inability to retain, integrate and attract members of its management team and key employees; implementation of any changes based on the Company's analysis of its business, the run-off of its business or any strategic alternatives, which involves substantial uncertainties and risks that may result in unforeseen expenses and costs; the Company's loss estimates relating to its exposure to Hurricanes Katrina, Rita and Wilma are preliminary and the actual amount of losses may vary significantly from its estimates based on such data; the failure to remedy any weakness found in the Company's evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002; large aggregate exposures in certain lines of business; the failure of any of the loss limitation methods; competition; other rating agency actions; uncertainties in the Company's reserving process; a change in the Company's tax status; the availability of reinsurance or retrocessional coverage; changes in accounting policies; risks relating to reliance on program managers; the Company's inability to maintain adequate credit facilities and other factors detailed in the Company's filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.